CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Chester Funds of our reports dated November 20, 2025, relating to the financial statements and financial highlights  of  Vanguard PRIMECAP Fund, Vanguard Target Retirement 2020 Fund, Vanguard Target Retirement 2025 Fund, Vanguard Target Retirement 2030 Fund, Vanguard Target Retirement 2035 Fund, Vanguard Target Retirement 2040 Fund, Vanguard Target Retirement 2045 Fund, Vanguard Target Retirement 2050 Fund, Vanguard Target Retirement 2055 Fund, Vanguard Target Retirement 2060 Fund, Vanguard Target Retirement 2065 Fund, Vanguard Target Retirement 2070 Fund and Vanguard Target Retirement Income Fund, which appear in Vanguard Chester Funds’ Certified Shareholder Report on Form N-CSR for the year ended  September 30, 2025. We also consent to the references to us under the headings “Financial Statements”, “Service Providers–Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

January 26, 2026